UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officer

Effective as of June 5, 2026, Mr. David E. Lazar and Mr. Avraham Ben-Tzvi resigned from all directorship positions, including from all committees served, on the Board of Directors (the “Board”) of Indaptus Therapeutics, Inc. (the “Company”).

Effective as of June 1, 2026, Mr. Walt A. Linscott, Esq. resigned as the Chief Operating Officer of the Company, and, pursuant to a consulting agreement with the Company dated June 1, 2026, will serve as a consultant for the Company.

Mr. Lazar’s, Mr. Ben-Tzvi’s and Mr. Linscott’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Board wishes to thank Mr. Lazar and Mr. Ben-Tzvi for their services and contributions to the Company, and looks forward to continuing to work with Mr. Linscott in his strategic advisory role.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2026

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Junyi Dai
Name:	Junyi Dai
Title:	Chief Executive Officer